UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2007 (May 25, 2007)
Date of Report  (Date of earliest event reported)
Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Gary Corsi has resigned as the Company’s Executive Vice President and Chief Financial Officer, effective as of June 1, 2007, and as an employee of the Company, effective as of June 30, 2007.

(c) Effective as of June 1, 2007, Richard J. Bielen has been promoted to Vice Chairman and Chief Financial Officer, and Carolyn M. Johnson has been promoted to Executive Vice President and Chief Operating Officer.

(e) In connection with Gary Corsi’s resignation, the Company has agreed to offer him the following benefits, provided he signs a release waiving any claims with respect to his employment or termination of employment with the Company:

(1)  a lump sum severance payment of $415,000.00, representing one years’ base salary.

(2)  a lump sum payment of $79,808.00, representing ten weeks’ base salary as compensation for the consulting services described below.

(3)  a lump sum payment of $134,875.00, representing one-half of his 2007 target bonus under the Company’s Annual Incentive Plan.

(4)  continued medical and dental insurance coverage at the premium rate for active employees until the earlier of the date he becomes eligible for medical coverage at another employer and June 30, 2008.

(5)  the performance shares, restricted stock units and special allocation to the Company’s Deferred Compensation Plan for Officers provided to Mr. Corsi upon his commencement of employment in 2006 will be vested and paid.  The stock appreciation rights (“SARs”) granted to Mr. Corsi upon his commencement of employment in 2006 will become exercisable and will remain exercisable for three years.

(6)  925 of the 7,400 performance shares granted to Mr. Corsi in 2007 will be vested and paid; the remainder will be forfeited.  In addition, 4,075 of the 16,300 SARs granted to Mr. Corsi in 2007 will become exercisable and will remain exercisable for three years; the remainder will be forfeited.

(7)  Mr. Corsi will be allowed to keep the laptop computer currently in his possession, after all information about the Company has been removed.

Under this arrangement, Mr. Corsi will provide the Company with consulting services with respect to certain projects in which he was involved until September 15, 2007.  All payments will be subject to applicable withholding taxes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protective Life Corporation
By:	/s/ STEVEN G. WALKER Steven G. Walker Senior Vice President, Controller and Chief Accounting Officer

Date: June 1, 2007